Exhibit 3.1

Articles of Incorporation as Amended

ARTICLES OF INCORPORATION

OF

PREMIER COMMERCIAL BANCORP

ONE:  NAME

The name of the corporation is:

Premier Commercial Bancorp

TWO:  PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:  AUTHORIZED STOCK

The corporation is authorized to issue only one class of shares of stock, designated “common stock,” and the total number of shares which the corporation is authorized to issue is ten million (10,000,000).

FOUR:  DIRECTOR LIABILITY

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE:  INDEMNIFICATION

The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

SIX:  AGENT FOR SERVICE OF PROCESS

The name and address in this State of this corporation’s initial agent for service of process is:

Gary Steven Findley

1470 North Hundley Street

Anaheim, California 92806

IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated:  March 24, 2004

/s/ Gary Steven Findley
Gary Steven Findley

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Gary Steven Findley
Gary Steven Findley

Certificate of Amendment

of

Articles of Incorporation

Premier Commercial Bancorp

A California Corporation

The undersigned, Kenneth Cosgrove and Viktor R. Uehlinger, certify that:

1.                                       They are the duly elected and acting Chairman of the Board and Secretary, respectively, of said Corporation.

2.                                       The following amendment has been approved by the Board of Directors of said Corporation.

3.                                       Article THREE of the Articles of Incorporation of this corporation be amended in full to read as follows:

THREE:  AUTHORIZED STOCK

The corporation is authorized to issue only one class of shares of stock, designated “Common Stock,” and the total number of shares which the corporation is authorized to issue is ten million (10,000,000).

Upon the amendment of Article THREE to read as herein set forth, every four (4) shares of the issued and outstanding Common Stock of the corporation is split up and converted into five (5) shares of Common Stock.

4.                                       The foregoing amendment was one which may be adopted with approval of the Board of Directors pursuant to Section 902(c) in that the amendment only effects a stock split.

/s/ Kenneth J. Cosgrove
Kenneth J. Cosgrove, Chairman of the Board

/s/ Viktor R. Uehlinger
Viktor R. Uehlinger, Secretary

Verification

The undersigned, Kenneth J. Cosgrove and Viktor R. Uehlinger, respectively, of Premier Commercial Bancorp, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his or her own knowledge.

Executed at Anaheim, California on January 5, 2005.

/s/ Kenneth J. Cosgrove
Kenneth J. Cosgrove, Chairman of the Board

/s/ Viktor R. Uehlinger
Viktor R. Uehlinger, Secretary

Certificate of Amendment

of

Articles of Incorporation

Premier Commercial Bancorp

A California Corporation

The undersigned, Kenneth Cosgrove and Viktor Uehlinger, certify that:

1.                                       They are the duly elected and acting Chairman and Secretary, respectively, of said Corporation.

2.                                       The following amendment has been approved by the Board of Directors of said Corporation.

3.                                       Article THREE of the Articles of Incorporation of this corporation be amended in full to read as follows:

THREE:  AUTHORIZED STOCK

The corporation is authorized to issue only one class of shares of stock, designated “Common Stock,” and the total number of shares which the corporation is authorized to issue is ten million (10,000,000).

Upon the amendment of Article THREE to read as herein set forth, every four (4) shares of the issued and outstanding Common Stock of the corporation is split up and converted into five (5) shares of Common Stock.

4.                                       The foregoing amendment was one which may be adopted with approval of the Board of Directors pursuant to Section 902(c) of the California Corporations Code.

/s/ Kenneth Cosgrove
Kenneth Cosgrove, Chairman

/s/ Viktor Uehlinger
Viktor Uehlinger, Secretary

Verification

The undersigned, Kenneth Cosgrove and Viktor Uehlinger, respectively, of Premier Commercial Bancorp, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his or her own knowledge.

Executed at Anaheim, California on January 18, 2006.

/s/ Kenneth Cosgrove
Kenneth Cosgrove

/s/ Viktor Uehlinger
Viktor Uehlinger